                                                                Exhibit No. 99.1

                         TRUSTEE STATEMENT OF COMPLIANCE

I, Andres E. Serrano, acting on behalf of The Bank of New York (the "Trustee"), hereby certify that the Trustee has fulfilled its obligations as trustee under the trust agreement, dated March 25, 1999, between Corporate Asset Backed Corporation, as depositor, and the Trustee, with respect to the CABCO Trust for J.C. Penney Debentures during the period from January 1, 2003 to December 31, 2003.

Date: March 19, 2004

                                        THE BANK OF NEW YORK, as Trustee of

                                        CABCO Trust for J.C. Penney Debentures

                                        By: /s/ Andres E. Serrano
                                            ---------------------
                                            Name: Andres E. Serrano
                                            Title: Vice President

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